Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A NEVADA CORPORATION UNDER THE NAME OF "AEMETIS, INC." TO A DELAWARE CORPORATION, FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF OCTOBER, A.D. 2021, AT 3:09 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

6062002 8100F
SR# 20213631050

Authentication: 204536587
Date: 10-28-21

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A NON-DELAWARE CORPORATION
TO A DELAWARE CORPORATION
PURSUANT TO SECTION 265 OF THE
DELAWARE GENERAL CORPORATION LAW

1.) The jurisdiction where the Non-Delaware Corporation first formed is Nevada.

2.) The jurisdiction immediately prior to filing this Certificate is Nevada.

3.) The date the Non-Delaware Corporation first formed is October 24, 2006.

4.) The name of the Non-Delaware Corporation immediately prior to filing this Certificate is Aemetis, Inc.

5.) The name of the Corporation as set forth in the Certificate of Incorporation is Aemetis, Inc.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Non-Delaware Corporation has executed this Certificate on October 1, 2021.

AEMETIS, INC.

By: ____________________
Name: Eric McAfee
Title: Chief Executive Officer